UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2011

ICEWEB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22900 Shaw Road, Suite 111, Sterling, VA  20166
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  571-287-2405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

AGREEMENT AND PLAN OF MERGER

On March 4, 2011, the Company executed a definitive merger agreement with United Strategies, Inc. (“USI”).   USI, along with its wholly owned subsidiary, Promark Technology, Inc. is a privately held U.S. company recognized as a well established premier value added distributor of data products and solutions.

Pursuant to the terms of the transaction, IceWEB will pay the selling shareholders of USI total consideration of approximately $10,778,950. Based on USI’s historical financial performance, it is expected to contribute approximately $100 million in revenues to IceWEB in the coming calendar year.

On March 7, 2011 IceWEB, Inc. issued a press release announcing the definitive merger. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release

99.2	Agreement and Plan of Merger

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: March 7, 2011	By:	/s/ John R. Signorello
John R. Signorello,
Chief Executive Officer